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                                                                    EXHIBIT 23.2


                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Registration Statement on Form S-8 for the registration of 1,250,000 shares of its Common Stock pertaining to the Check Technology Corporation 2000 Stock Plan of our report dated November 20, 2001, with respect to the consolidated financial statements and schedule of Check Technology Corporation included in its Annual Report on Form 10-K for the year ended September 30, 2001, filed with the Securities and Exchange Commission.


                                       ERNST & YOUNG LLP

                                       /s/ Ernst & Young LLP

Minneapolis, Minnesota
December 17, 2001